UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2016

KAR Auction Services, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-34568	20-8744739
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13085 Hamilton Crossing Boulevard
Carmel, Indiana 46032
(Address of principal executive offices)
(Zip Code)

(800) 923-3725
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02    Results of Operations and Financial Condition.

On February 17, 2016, KAR Auction Services, Inc. issued a press release announcing its financial results for the three and twelve months ended December 31, 2015. KAR Auction Services, Inc. will host an earnings conference call and webcast, Thursday, February 18, 2016 at 11:00 a.m., Eastern Standard Time. The conference call may be accessed by calling 1-800-580-5706 and entering participant passcode 3704556 and the live webcast may be accessed at the investor relations section of www.karauctionservices.com. The call will be hosted by KAR Auction Services, Inc. Chief Executive Officer and Chairman of the Board, Jim Hallett, and Executive Vice President and Chief Financial Officer, Eric Loughmiller. The call will feature a review of operating highlights and financial results for the three and twelve months ended December 31, 2015. The press release dated February 17, 2016 is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference in its entirety.

On February 17, 2016, KAR Auction Services, Inc. also posted supplemental financial information for the three and twelve months ended December 31, 2015, and Earnings Slides for the three and twelve months ended December 31, 2015. The supplemental financial information can be located at the investor relations section of www.karauctionservices.com under the quarterly results page and the Earnings Slides can be located at the investor relations section of www.karauctionservices.com under the investor presentations page. The supplemental financial information and Earnings Slides posted on February 17, 2016 are attached to this Current Report on Form 8-K as Exhibits 99.2 and 99.3, respectively, and are incorporated herein by reference in their entirety.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT NO.            DESCRIPTION OF EXHIBIT

99.1	Press release dated February 17, 2016 – “KAR Auction Services, Inc. Reports 2015 Financial Results and Dividend Increase”

99.2	KAR Auction Services, Inc. Q4 and YTD 2015 Supplemental Financial Information – February 17, 2016

99.3	KAR Auction Services, Inc. Q4 2015 & Year-to-Date Earnings Slides – February 17, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated:    February 17, 2016                KAR Auction Services, Inc.

/s/ Eric M. Loughmiller
Eric M. Loughmiller
Executive Vice President and Chief Financial Officer